Exhibit 8.1


                  [FORM OF SIDLEY AUSTIN LLP US TAX OPINION]


                                                            [DATE]

Granite Master Issuer plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX
England

        Re:    Granite Master Issuer plc
               Granite Finance Funding 2 Limited
               Granite Finance Trustees Limited
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

        We have acted as United States tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") of Granite Master Issuer plc, Granite Finance
Funding 2 Limited and Granite Finance Trustees Limited (collectively, the "Registrants") that was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on April 13, 2006, of which the prospectus (the "Prospectus") forms a part. The US Notes will be issued pursuant to a trust deed between The Bank of New York and the Issuer.

       We have advised the Registrants with respect to certain United States federal income tax consequences of the proposed issuance of the Notes. This advice is described under the headings "Summary - Material United States federal income tax consequences", "Summary of prospectus - United States federal income tax" and "Material United States federal income tax consequences" (collectively, the "Discussions") in the Prospectus relating to the US Notes. We hereby confirm and adopt as our opinion the opinions set forth in the Discussions.

       This letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to particular US Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates issuance of US Notes with numerous different characteristics, the particular characteristics of such US Notes must be considered in determining the applicability of this opinion to particular US Notes.





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Granite Master Issuer plc
Page 2


      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to the Registrants) under the headings "Summary - Material United States federal income tax consequences", "Summary of prospectus - United States federal income tax", "Material United States federal income tax consequences" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                               Very truly yours,